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                  HOLLYER BRADY SMITH TROXELL
                BARRETT ROCKETT HINES & MONE LLP
                        551 Fifth Avenue
                       New York, NY 10176

                      Tel:  (212) 818-1110
                      FAX:  (212 818-0494

                                                   April 26, 2000

To the Trustees of Prime Cash Fund


    We consent to the incorporation by reference into Amendment
No. 21 under the 1940 Act of our opinion dated April 16, 1997.

                        Hollyer Brady Smith Troxell
                        Barrett Rockett Hines & Mone LLP

                        By: /s/ W.L.D. Barrett
                                  Partner